UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014 (July 21, 2014)

CARDINAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 21, 2013, the Company issued 100,000 unregistered shares of its common stock, valued at approximately $1, pursuant to the terms of the Employment Agreement (as defined below). The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On July 21, 2014, Cardinal Energy Group, Inc. (the “Company”) appointed Dow Eric Bowman, as the Company’s Chief Operating Officer. The Company intends to enter into a written employment agreement with Mr. Bowman (the “Employment Agreement”), which will provide that Mr. Bowman’s base salary shall be $150,000 annually. Mr. Bowman will receive a one-time bonus of 100,000 shares of common stock of the Company after 90 days of employment. In addition, Mr. Bowman is entitled to participate in the Company’s benefit and welfare plans that are generally available to other employees. Mr. Bowman will oversee all of the Company’s day to day oil and gas drilling operations, work over, and production work to ensure that all our well locations are operated in accordance with good and safe practices and in compliance with all laws and regulations.

The following is a brief summary of Mr. Bowman’s background:

Since January 1983, Mr. Bowman has been President of Bowman Oil Company (“BOC”), an oil drilling company. Mr. Bowman is a results-driven, high-energy operations executive with experience in providing leadership to oil operations seeking to be at the forefront of their industry. Mr. Bowman has extensive experience in defining and implementing vision, strategy, and strategic planning to advance oil drilling projects and promote revenue, profitability, and growth. Mr. Bowman has been responsible for maximizing production efficiency, equality, service, and cost-effective management of resources in oil drilling activities. Mr. Bowman has expertise developing and supervising oil drilling operations, as well as navigating the oilfield drilling cycle.

Mr. Bowman has held positions in various aspects of the oil and gas drilling business, including positions with CIT Energy Services of San Angelo, Texas, from 2013 to present, as General Manager, Bowman Drilling, LLC of Sugar Grove, Ohio, from 2006 to 2013, as Managing Partner, and Kilbarger Construction of Logan, Ohio, from 1995 to 2005, as Manager of Drilling, Oil, and Gas Operations.

On July 29, the Company released a press release announcing the appointment of Mr. Bowman as the Company’s Chief Operating Officer, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company dated July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: July 29, 2014	By:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer